Exhibit 99.1
Coinstar, Inc. Investor Update August 4, 2009 1 Investor Update November 5, 2009 (c) 2009 Coinstar, Inc. All Rights Reserved

This presentation contains statements considered forward-looking for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors, including those discussed in our Form 10-K for the year ended December 31, 2008 and subsequent Forms10-Q on file with the SEC. Coinstar, Inc. assumes no obligation and does not intend to update these forward-looking statements. Safe Harbor for Forward Looking Statements (c) 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc. 2

Full Year 2009 Guidance As of November 5, 2009 (c) 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc. 3 Revenue by Segment (in millions) Coin $23.0 to $25.0 DVD $120.0 to $125.0 EPay $2.0 to $2.5 Money Transfer $3.0 to $4.0 Corporate $2.0 to $3.5 Total $150.0 to $160.0 Total $150.0 to $160.0 Capital Expenditures (in millions) Other Installations, net * Adjusted EBITDA from continuing operations, as defined, represents earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges including the write-off from early retirement of debt, and stock-based compensation and share-based expenses from continuing operations.

Consolidated Revenue from Continuing Operations As of September 30, 2009 (c) 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc. 4 Revenue (in millions)

Revenue by Segment *(in thousands)*

As of September 30, 2009

Coin Revenue

	Q1	Q2	Q3	Q4	YTD
2009	$ 57,987	$ 64,851	$ 69,566	-------	$ 192,404
2008	$ 59,242	$ 64,501	$ 71,028	$ 66,532	$ 261,303
2007	$ 54,796	$ 62,413	$ 67,401	$ 66,266	$ 250,876
2006	$ 50,513	$ 57,256	$ 61,475	$ 60,664	$ 229,908
2005	$ 46,703	$ 52,589	$ 56,283	$ 55,567	$ 211,142

Money Transfer Revenue (from acquisition date)

	Q1	Q2	Q3	Q4	YTD
2009	$ 19,931	$ 22,154	$ 22,476	-------	$ 64,561
2008	$ 20,470	$ 23,787	$ 22,016	$ 21,151	$ 87,424
2007	$ 4,783	$ 5,706	$ 6,239	$ 7,427	$ 24,155
2006	-------	$ 1,027	$ 3,489	$ 4,486	$ 9,002
2005	-------	-------	-------	-------	--------

DVD Revenue (from acquisition date)

	Q1	Q2	Q3	Q4	YTD
2009	$ 154,697	$188,925	$ 198 085	--------	$ 541,707
2008	$ 60,513	$ 89,956	$ 104,192	$ 133,792	$ 388,453
2007	$ 2,602	$ 3,063	$ 1,649	$ 2,216	$ 9,530
2006	$ 281	$ 876	$ 891	$ 2,405	$ 4,453
2005	--------	--------	--------	$ 65	$ 65

E-Pay Revenue (from acquisition date)

	Q1	Q2	Q3	Q4	YTD
2009	$ 6,153	$ 6,118	$ 5,844	-------	$ 18,115
2008	$ 6,068	$ 5,828	$ 6,216	$ 6,388	$ 24,500
2007	$ 5,116	$ 5,151	$ 5,570	$ 6,987	$ 22,824
2006	$ 3,815	$ 4,194	$ 4,553	$ 5,027	$ 17,589
2005	$ 1,624	$ 2,197	$ 2,551	$ 3,096	$ 9,468

© 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc.

5

Coinstar

(c) 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc. 6 Installations, net (rounded) As of September 30, 2009 Coin Kiosks Q1 Q2 Q3 Q4 DVD Kiosks 2009 15,400 17,900 20,600 - - - - - - - 2008 7,900 9,600 11,800 13,700 2007 3,000 4,300 5,700 7,000 2006 1,000 1,500 1,700 2,200 2005 - - - - - - - - - - - - - - - - - - - - - 900 Q1 Q2 Q3 Q4 Coin to Card(tm) or eCertificate Enabled Kiosks Q1 Q2 Q3 Q4 2009 23,000 24,000 24,500 - - - - - - - 2008 18,500 18,900 20,800 23,000 2007 14,000 14,500 15,900 17,500 2006 19,500 19,500 19,500 14,000 2005 16,500 17,000 17,800 19,000 E-Pay POSA Terminals 2009 18,400 18,400 18,800 - - - - - - - 2008 15,500 16,500 17,500 18,400 2007 13,800 14,200 14,500 15,400 2006 13,000 13,100 13,100 13,500 2005 12,200 12,400 12,400 12,800 2009 11,000 12,300 12,400 - - - - - - - 2008 10,700 10,900 10,900 11,000 2007 8,500 8,900 9,200 10,700 2006 6,100 6,700 7,300 8,200 2005 3,000 3,500 4,700 5,800 Q1 Q2 Q3 Q4

Q1 Q2 Q3 Q4 (c) 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc. 7 Other Information As of September 30, 2009 Q1 Q2 Q3 Q4 Coin Kiosk Same Store Sales Total Money Transfer Agents, net Q1 Q2 Q3 Q4 YTD Consolidated Capital Expenditures for Continuing Operations (in thousands) Q1 Q2 Q3 Q4 DVD Kiosk Same Store Sales 2009 $ 35,980 $ 39,572 $ 29,589 - - - - - - - $ 105,141 2008 $ 29,503 $ 36,755 $ 49,482 $ 34,997 $ 150,737 2007 $ 8,385 $ 13,255 $ 16,482 $ 15,226 $ 53,348 2006 $ 3,683 $ 5,145 $ 5,221 $ 12,256 $ 26,305 2005 $ 4,852 $ 7,086 $ 6,072 $ 6,427 $ 24,437 2009 41,000 44,000 45,000 - - - - - - - 2008 35,000 36,000 35,000 38,000 2007 22,000 19,600 19,700 19,100 2006 - - - - - - - > 17,000 22,000 22,000 2005 - - - - - - - - - - - - - - - - - - - - - - - - - - - - 2009 -5.0% -4.3% -5.4% - - - - - - - 2008 -0.2% -3.2% -1.8% -5.0% 2007 4.3% 4.4% 3.7% 1.7% 2006 7.8% 7.6% 7.0% 6.2% 2005 4.2% 5.7% 5.1% 6.7% 2009 35.0% 33.0% 26.0% - - - - - - - 2008 37.4% 63.2% 40.6% 64.3% 2007 41.3% 26.6% 33.9% 18.1% 2006 - - - - - - - 103.8% 143.7% 61.7% 2005 - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Number of Locations * As of September 30, 2009 (c) 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc. 8 8 * Excludes Money Transfer

Top 5 Customers* - Select Lines of Business (LOB) and Consolidated Company As of September 30, 2009 (c) 2009 Coinstar, Inc. All Rights Reserved. These materials may not be reproduced, altered or distributed without the express written consent of Coinstar, Inc. 9 * As measured by revenue. ** All Walmart related companies, including Sam's Club and ASDA. DVD Walmart** McDonald's Walgreens Supervalu Ahold Coin Kroger Walmart** Supervalu Delhaize Ahold All LOBs Walmart** Walgreens McDonald's Supervalu Kroger